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                                                        EXHIBIT 1
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

                     IDENTIFICATION AND CLASSIFICATION OF THE SUBSIDIARY WHICH ACQUIRED SECURITIES
                     --------------------------------------------------------------------------------

                    Smith Barney Fund Management LLC., an investment advisor in accordance with
                                 Section 240.13d-1(b)(1)(ii)(E)

                    Each of the undersigned hereby affirms the identification and Item 3 classification of the subsidiary which acquired the securities reported in this Schedule 13G.


                    Date: February 12, 2004




                                         CITIGROUP INC.


                                         By: /s/ Serena D. Moe
                                         -------------------------------------
                                         Name:  Serena D. Moe
                                         Title: Assistant Secretary


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